Exhibit 10.7

EXECUTED VERSION

LIMITED WAIVER TO

TO RECEIVABLES PURCHASE AGREEMENT

This LIMITED WAIVER TO RECEIVABLES PURCHASE AGREEMENT, dated as of May 22, 2020 (this “Waiver Agreement”), is entered into among HSFR, INC., a Delaware corporation, as seller (the “Seller”), HENRY SCHEIN, INC., as initial Servicer (the “Servicer”), THE PURCHASER AGENTS LISTED ON THE SIGNATURE PAGES HERETO (the “Purchaser Agents”), and MUFG BANK, LTD. (F/K/A THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.), as agent (in such capacity, together with its successors and assigns in such capacity, the “Agent”) for each Purchaser Group.

RECITALS

A. The Seller, the Servicer, purchasers from time to time party thereto, Purchaser Agents and Agent are parties to a Receivables Purchase Agreement, dated as of April 17, 2013 (as amended by that certain Omnibus Amendment No. 1, dated as of July 22, 2013, that certain Omnibus Amendment No. 2, dated as of April 21, 2014, that certain Amendment No. 1 to Receivables Purchase Agreement, dated as of September 22, 2014, that certain Amendment No. 2 to Receivables Purchase Agreement, dated as of April 14, 2015, that certain Amendment No. 3 to Receivables Purchase Agreement, dated as of June 1, 2016, that certain Amendment No. 4 to Receivables Purchase Agreement, dated as of July 6, 2017, and that certain Amendment No. 5 to Receivables Purchase Agreement, dated as of May 13, 2019 and as further amended, restated, modified or supplemented through the date hereof, the “RPA”).

B. WHEREAS, in accordance with Section 13.1 of the RPA, the Seller and the Agent, with the consent of the Required Purchaser Agents, may enter into waivers of any provisions of any Transaction Document from time to time;

C. WHEREAS, pursuant to and in accordance with Section 13.1 of the RPA, the parties desire to waive a breach under the RPA as provided herein.

NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

SECTION 1. Definitions and Interpretation. Capitalized terms are used in this Waiver Agreement as defined in Exhibit I to the Receivables Purchase Agreement.

SECTION 2. Limited Waiver.

(a) The parties hereto acknowledge that (i) pursuant to Section 9.1(f)(iv) of the RPA, it is a Termination Event if, the average of the Portfolio Turnover, computed for each of the immediately preceding three months shall exceed 45 days, and (ii) as of April 25, 2020, the average of the Portfolio Turnover, computed for each of the immediately preceding three months (including the Calculation Period ending on April 25, 2020) is 49.89 days (the “Specified Breach”). The Seller each hereby requests that each of the other parties hereto

(other than the Servicer) waive the Specified Breach and any Termination Event or other penalties or effects arising solely from the Specified Breach (the “Resulting Events”). On the terms and subject to the conditions set forth herein, the Agent and each of the Purchaser Agents hereby waive the Specified Breach and the Resulting Events (the “Waiver”); provided that, for the avoidance of doubt, the Waiver shall not apply to any Cut-Off Date other than April 25, 2020.

(b) For the avoidance of doubt, each of the parties hereto acknowledges that the Waiver shall in no way obligate any of the Purchasers, Purchaser Agents, or Agent to agree to any future or additional amendment to the Transaction Documents or additional waiver with respect thereto, each of which shall remain in such party’s sole and absolute discretion. The Waiver is a one-time waiver and shall not be construed to be (i) a waiver as to non-compliance of any of the other provisions of the RPA or for any other period of time or (ii) an amendment or modification of the RPA.

SECTION 3. No Other Waivers. Except as expressly waived herein, all provisions of the RPA shall remain in full force and effect. This Waiver Agreement shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the RPA other than as expressly set forth herein and shall not constitute a novation of the RPA.

SECTION 4. Representations and Warranties. Each of the Seller and the Servicer hereby certifies, represents and warrants to the Agent, each Purchaser Agent and each Purchaser that on and as of the date hereof:

(a) Except as a result of the Specified Breach and the Resulting Events, each of its representations and warranties contained in Article V of the Receivables Purchase Agreement is true and correct, in all material respects, on and as of the date hereof, except that with respect to the representations and warranties contained in Section 5.1(q)(ii) and 5.3(k)(ii), the impacts of the existing Coronavirus pandemic on the business, operations or financial condition of the Servicer and its Consolidated Subsidiaries taken as a whole or the Seller that have occurred of the type disclosed in the Servicer’s public filings with the Securities and Exchange Commission will be disregarded; and

(b) Except as a result of the Specified Breach and the Resulting Events, no Termination Event or Unmatured Termination Event exists.

SECTION 5. Conditions to Effectiveness. The effectiveness of this Waiver Agreement is conditioned upon its execution and delivery by the parties.

SECTION 6. Counterparts. This Waiver Agreement may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Counterparts of this Waiver Agreement may be delivered by facsimile transmission or other electronic transmission, and such counterparts shall be as effective as if original counterparts had been physically delivered, and thereafter shall be binding on the parties hereto and their respective successors and assigns.

2

SECTION 7. Governing Law. This Waiver Agreement shall be governed by, and construed in accordance with the law of the State of New York without regard to the principles of conflicts of law thereof (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

SECTION 8. Section Headings. The various headings of this Waiver Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Waiver Agreement, the Receivables Purchase Agreement or any other Transaction Document or any provision hereof or thereof.

SECTION 9. Transaction Document. This Waiver Agreement shall constitute a Transaction Document under the Receivables Purchase Agreement.

3

IN WITNESS WHEREOF, the parties hereto have caused this Waiver Agreement to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.

HSFR INC., as Seller

By:	/s/ Michael Amodio
Name: Michael Amodio
Title: VP, Treasurer

4

HENRY SCHEIN, INC., as initial Servicer

By:	/s/ Michael Amodio
Name: Michael Amodio
Title: VP, Treasurer

5

MUFG BANK, LTD. (F/K/A THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.), as the Agent and a Purchaser Agent

By:	/s/ Eric Williams
Name: Eric Williams
Title: Managing Director

6